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                                                                    EXHIBIT 11.1

            STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The computation of pro forma net income per share for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997 is as follows:

                                                                                 JUNE 30,
                                                           DECEMBER 31,     -------------------
                                                               1996          1996        1997
                                                           ------------     -------     -------
PRIMARY
Net income...............................................    $ 84,231       $35,547     $42,735
Add: Adjustments to net income net of tax, related to
     convertible debentures..............................      (1,083)         (725)     (1,077)
      Adjustments to net income related to the stated and
      embedded dividends on the Series B preferred
      stock..............................................      (2,199)           --      (4,426)
                                                             --------       -------     -------
      Adjusted net income................................    $ 80,949       $34,822     $37,232
                                                             ========       =======     =======
Average common shares outstanding(1).....................      35,827        34,685      37,590
Dilutive common equivalent shares issuable upon the
  exercise of options currently outstanding to purchase
  common shares..........................................       1,064         1,243       1,014
Conversion of debentures.................................       1,472         1,472       2,055
Put option common stock equivalent.......................         156            --          --
                                                             --------       -------     -------
                                                             $ 38,519       $37,400     $40,659
                                                             ========       =======     =======
Net income per share.....................................    $   2.10       $  0.93     $  0.92
                                                             ========       =======     =======
FULLY DILUTED
Net income...............................................    $ 84,231       $35,547     $42,735
Add: Adjustments to net income net of tax, related to
     convertible debentures..............................       6,458         2,831       2,693
      Adjustments to net income related to the stated and
      embedded dividends on the Series B preferred
      stock..............................................      (2,199)           --      (4,426)
                                                             --------       -------     -------
      Adjusted net income................................    $ 88,490       $38,378     $41,002
                                                             ========       =======     =======
Average common shares outstanding(1).....................      35,827        34,685      37,590
Dilutive common equivalent shares issuable upon the
  exercise of options currently outstanding to purchase
  common shares..........................................       1,071         1,336       1,490
Conversion of debentures.................................       6,684         6,684       7,255
Put option common stock equivalent.......................         156            --          --
                                                             --------       -------     -------
                                                             $ 43,738       $42,705     $46,335
                                                             ========       =======     =======
Net income per share.....................................    $   2.02       $  0.90     $  0.88
                                                             ========       =======     =======

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(1) Assumes conversion of 2 shares of Series C Convertible Preferred Stock into
    2,000 shares of the Company's Common Stock, issued in connection with the Roche acquisition, as certain price thresholds have been met.